Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Rubicon Technologies, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price per Share(2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, par value $0.0001 per share	Other	7,420,366 (3)	$1.63	$12,095,196.58	0.00014760	$1,785.25
	Total Offering Amounts				$12,095,196.58		$1,785.25
	Total Fees Previously Paid						—
	Total Fee Offsets						—
	Net Fee Due						$1,785.25

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of Class A common stock, par value $0.0001 per share (the “Common Stock”), of Rubicon Technologies, Inc. (the “Registrant”) that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration.
(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended. The offering price per share and aggregate offering price are based upon the average of the high and low prices for the Common Stock as reported on the New York Stock Exchange on January 4, 2024, a date within five business days prior to the filing of this Registration Statement.
(3)	The 7,420,366 shares of Common Stock issued and consisting of (i) up to 2,000,000 Class A common stock issuable to Vellar Opportunity Fund SPV LLC – Series 2 (“Vellar”) as payment for a $2,000,000 deferred termination fee owed to Vellar pursuant to the terms and conditions of the termination and release agreement, dated as of November 30, 2022 by and among Vellar, the Company, and Rubicon Technologies Holdings, LLC; (ii) 4,529,837 Class A common stock issued to Palantir Technologies, Inc. (“Palantir”) pursuant to (a) Order Form No. 2 Share Issuance Agreement, dated as of June 28, 2023, by and between the Company and Palantir and (b) Palantir Order Form – Order #4, dated as of April 1, 2023, by and between Rubicon Global, LLC and Palantir; (iii) 667,897 Class A common stock issued to Mizzen Capital, LP (“Mizzen”) pursuant to the Third Amendment to Warrant and Registration Rights Agreement, dated as of June 7, 2023, by and between Rubicon Technologies Holdings, LLC and Mizzen; and (iv) 222,632 Class A common stock issued to Star Strong Capital LLC (“Star Strong”) pursuant to the Third Amendment to Warrant and Registration Rights Agreement, dated as of June 7, 2023, by and between Rubicon Technologies Holdings, LLC and Star Strong.